SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

Check the appropriate box:

X    Preliminary Information Statement

_    Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
     14c-5(d)(2))

_    Definitive Information Statement

                             WORLD WIDE VIDEO, INC.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X    No fee required.

__ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)     Title of each class of securities to which transaction applies:

       (2)     Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)     Proposed maximum aggregate value of transaction:

       (5)     Total fee paid:


__ Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:

                             WORLD WIDE VIDEO, INC.
                              127 West Davis Street
                            Culpeper, Virginia 22701

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                             ________________, 2003

Dear  Shareholder:

     We cordially invite you to attend World Wide Video, Inc.'s Special Meeting of Shareholders at 10:00 A.M. on ___________, 2003, at the Company Offices, 127 West Davis Street Culpeper, Virginia 22701. The President's Notice of Meeting and the accompanying Information Statement describe the business of the Special Meeting of Shareholders.

     The enclosed information statement is being furnished to shareholders of record on ____________, 2003 of World Wide Video, Inc. ("WWV"), a Colorado corporation, in connection with the following proposals.

        YOU ARE NOT REQUIRED TO SEND US A PROXY AND NO PROXY IS REQUESTED

     The holders of a majority of a quorum of one third of the issued and outstanding shares entitled to vote have indicated that they intend to vote in favor of these proposals.

          Proposal 1: To Authorize a change of the corporate name, to a new name in the discretion of the Board of Directors.

          Proposal 2: To Authorize a reverse split of the common stock, one for one hundred, by which each 100 shares shall become one share; provided that no shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed. Fractional shares will be rounded up to the next whole share.

                                   Sincerely,

                                /s/John G. Perry
                               ------------------
                            John G. Perry, President

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                        AND RULE 14C PROMULGATED THERETO

                             WORLD WIDE VIDEO, INC.

                               GENERAL INFORMATION

     This Information Statement is being furnished to Shareholders of World Wide Video, Inc. ("WWV") in connection with the Special Meeting of Shareholders (the "Meeting") to be held on ____________, 2003 and at any adjournments thereof (the "Meeting").The Meeting will be held at the Company Office, 127 West Davis Street, Culpeper, Virginia 22701, at 10:00 A.M.

     This Information Statement was first mailed or given to Shareholders on or about ____________________, 2003.

     We are a Colorado corporation. We are a full-reporting 1934 Act company, with our common stock quoted on the Over the Counter Bulletin Board (OTCBB). Information about us can be found in our September 30, 2002 Annual Report filed on Form 10-KSB. Additional information about us can be found in our public filings that can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov, or at other Internet sites such as http://www.freeedgar.com, as well as by such other means from the offices of the SEC.

                        WE ARE NOT ASKING YOU FOR A PROXY
                    YOU ARE NOT REQUESTED TO SEND US A PROXY

     We are not soliciting proxies because a the holders of more than 33 percent of the shares entitled to vote have indicated that they intend to vote in favor of these proposals. In light of the size of the holdings of these shareholders, the current Board and management of WWV deems the likelihood of a favorable vote on the proposals sufficient. Even if proxies were solicited, the failure of the Proposals is deemed sufficiently remote that management is not soliciting proxies.

                         COSTS OF INFORMATION STATEMENT

     We will pay the cost of preparing and sending out this information statement. It will be sent to most shareholders via regular mail. A few will receive it by personal delivery or facsimile.

                                     VOTING

SHAREHOLDERS  ENTITLED  TO  VOTE

     Holders of record of common stock, at the close of business on the date of mailing this information statement will be entitled to vote at the Special Meeting. As of this date, ___________, 2003, approximately _________ shares of common stock were issued and outstanding. Each shareholder is entitled to one vote for each share of common stock held by such shareholder. We have only the single class of stock, namely our common stock.

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

QUORUM  AND  VOTE  NECESSARY  FOR  APPORVALS.

     One third of all shares entitled to vote constitutes a quorum to take the actions proposed. A majority of shares present and voting is sufficient to approve the proposal for a reverse split if the quorum is present. The holders of 17 percent of the shares entitled to vote have indicated that they intend to vote their 17 million shares in favor of these proposals in person or by proxy.

INTEREST  OF  PERSONS  IN  MATTERS  TO  BE  ACTED  UPON

     No officer or director or principal shareholder has a substantial or material interest in the favorable action on these proposals.

              PROPOSED AMENDMENTS TO ARTICLES OF INCORPORATION AND
                       CHANGES IN CORPORATE CAPITALIZATION
--------------------------------------------------------------------------------
Proposal 1: To Authorize a change of the corporate name, to a new name in the discretion of the Board of Directors.

--------------------------------------------------------------------------------

                                   Proposal 1:

     We are asking shareholders to authorize a change in the name of this corporation to a new name in the discretion of the Board of Directors. This requires an amendment to our Articles of Incorporation.

     We believe that the name change in our Articles of Incorporation are in the best interest of our corporation, to create a new market image more focused on the Company's technology.

          PROPOSED REVERSE SPLIT OF COMMON STOCK ISSUED AND OUTSTANDING

--------------------------------------------------------------------------------
Proposal 2: To Authorize a reverse split of the common stock on a one for 100 basis, by which each 100 shares shall become one share; provided that no shareholder shall be reversed below 100 shares, and no shareholder owning less than 100 shares shall be reversed. Fractional shares will be rounded up to the next whole share.

--------------------------------------------------------------------------------

                                   Proposal 2:

     We are asking shareholders to approval a pro-rata reverse split of our common stock, by which each one hundred shares would become one share. The proposal contains a savings provision for small shareholders. We do not wish to eliminate any shareholder owning less than 100 shares, if any there be; nor to cause any shareholder owning more than 100 shares to be reduced to less than 100 shares. We feel this minor adjustment in favor of small shareholders is decent, fair and just. We also wish to eliminate the need for fractional shares, so that fractional shares resulting will be rounded up to constitute a whole share. The effective date of the reverse split will be 10 days following the date of the meeting, in conformity with the requirements of the National Association of Securities Dealers.

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

     We believe that reverse split will be advantageous to us and to all shareholders, because it may provide the opportunity for higher share prices based upon fewer shares. It is also a factor that most brokerage houses do not permit or favor lower-priced stocks to be used as collateral for margin accounts. Certain polices and practices of the securities industry may tent to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those polices and practices involve time-consuming procedures that make the handling of lower priced stocks economically unattractive. The brokerage commissions on the purchase or sale of lower priced stocks may also represent a higher percentage of the price than the brokerage commission on higher priced stocks.

     As a general rule, potential investors who might consider making investments in our company will refuse to do so when the company has a large number of shares issued and outstanding with no equity. In other words, the "dilution" which new investors would suffer would discourage them from investing, as general rule of experience. A reduction in the total outstanding shares may, without any assurance, make our capitalization structure more attractive.

     While our acceptability for ultimate listing on one of the NASDAQ markets is presently remote, we believe that it is in the interests of our company to adjust our capital structure in the direction of conformity with the NASDAQ structural requirements. At the current date, even with the proposed changes we would not meet NASDAQ criteria. NASDAQ requirements change constantly. There is no assurance that the proposed changes with meet NASDAQ requirements when, and if, we are otherwise qualified. There is no assurance that we will qualify for NASDAQ.

     There is no assurance that any effect of the price of our stock will result, or that the market price for our common stock, immediately or shortly after the proposed changes, if approved, will rise, or that any rise which may occur will be sustained. Market conditions obey their own changes in investor attitudes and external conditions. We are proposing the steps we deem best calculation to meet the market attractively. We cannot control the markets reaction.

     Dissenting shareholders have no appraisal rights under Colorado law or pursuant to our constituent documents of incorporation or bylaws, in connection with the proposed reverse split.

SPECIAL  MEETING  OF  SHAREHOLDERS

     At the date of this information statement, no other matter will presented for action at the special meeting. Only those matters proposed as discussed will be voted on at the meeting. Shareholders may propose matters to be presented at shareholder meetings and also nominate directors. Shareholder proposals must conform to the standards set out by the Securities Exchange Commission and must be received at our principal offices on or before, December 31, 2003, in order to be included in the proxy materials, if any, or presentation at our next annual meeting of shareholders, anticipated in early April, 2004.

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

REPORT  AVAILABLE

     Shareholders may obtain a copy of our most current annual report and later filings without charge, by writing us at 127 West Davis Street, Culpeper, Virginia 22701.

SECURITY  OWNERSHIP  OF  CERTAIN  BENEFICIAL  OWNERS  AND  MANAGEMENT:

     The Company has 99,992,941 shares of common stock issued and outstanding as of February 28, 2003. There are 122,781 shares of preferred stock issued and outstanding as of February 28, 2003. The table below sets forth certain information with respect to the common stock beneficially owned by (i) each Director, nominee and executive officer of the Company; (i) each person who owns beneficially more than 5% of the common stock; and (iii) all Directors, nominees and executive officers as a group.

OFFICERS,  DIRECTORS  AND  BENEFICIAL  OWNERS,  AS  OF  FEBRUARY 28,  2003
--------------------------------------------------------------------------------
Name and Address of             Amount and Nature
Beneficial Owner                of Beneficial Ownership (1)  Percentage of Class
--------------------------------------------------------------------------------
John G. Perry Founder,
President, & Director                304,000                     0.304%
127 West Davis Street              (Includes  304,000
Culpeper, VA  22701                 owned by Ellen L.
                                    Perry, his spouse)
--------------------------------------------------------------------------------
Frank A. Maas Founder,
Vice President,                    2,733,000                     2.733%
Chairman of the Board of           (Includes 100,000 owned by
Directors                          Barbara Maas, his spouse)
808 Culpeper Avenue
Fredericksburg, VA 22405
--------------------------------------------------------------------------------
Rochele Hc Hirsch
Director                             117,000                     0.117%
510 Seminole Avenue
Atlanta, Georgia 30307
--------------------------------------------------------------------------------
Officers & Directors as a group    3,154,000                     3.154%
--------------------------------------------------------------------------------
Notes  to  the  table:

(1) Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

COMPLIANCE  WITH  SECTION  16  OF  THE  SECURITIES  EXCHANGE  ACT

     Under Section 16 of the Securities Exchange Act 1934, WWV directors and executive officers and persons holding more than 10% of WWV common stock are required to report their initial ownership of common stock and subsequent changes to that ownership to the Securities and Exchange Commission by specified due dates. To the Company's knowledge all of these filing requirements were satisfied.

OTHER  AND  GENERAL  INFORMATION.

     Our Annual Report on Form 10-KSB, for the year ended September 30, 2002, including audited financial statements as of that date, is available from us on request. Further information is available by request or can be accessed on the Internet. We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files annual and quarterly reports, proxy statements and other information with the Securities Exchange Commission (the "SEC"). Reports, proxy statements and other information filed by GTMR can be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com or http://www.pinksheets.com.

     You can read and copy any materials that we file with the SEC at the SEC'S Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. A copy of any public filing is also available, at no charge, from the Company.

                             WORLD WIDE VIDEO, INC.

                            Dated: February 28, 2003

                     By the order of the Board of Directors


                                /s/John G. Perry
                             -----------------------
                            John G. Perry, President















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